Exhibit 99.1

AUDIBLE ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS

- Company Reports Record Revenue of $12.9 Million -
- Reports Diluted EPS of $0.03 -
- Raises 2005 Revenue Guidance -

WAYNE, N.J.—May 9, 2005—Audible, Inc. (NASDAQ: ADBL; www.audible.com®), the leading provider of digitally delivered spoken word audio, today announced financial results for the first quarter ended March 31, 2005.

Audible® reported record net revenue for the first quarter 2005 of $12.9 million, up 91% over the year-over-year quarter; operating income of $557,853, representing a 4% operating margin; and net income after taxes of $889,391, or $0.03 per diluted share.

AudibleListener® members acquired during the quarter reached a record 55,400, representing accelerating year over year growth of 139%.

“A record jump in new AudibleListener members and total new customers, tremendous revenue and operating income growth, as well as a new record high for free cash flow all made for a successful quarter for Audible,” stated Donald Katz, chairman and CEO of Audible. “On the heels of a very successful 2004 holiday season, we saw our momentum accelerate in the first quarter and further position us to deliver on Audible’s aggressive growth plans for 2005 and beyond.”

First Quarter Highlights:

Net Revenue: net revenue totaled a record $12.9 million, up 91% from $6.8 million reported in Q1-04 and up 26% quarter-over-quarter.

New Customers: new customers, a combination of new AudibleListener members and individual title purchasers, totaled a record 72,000, up 121% from 32,600 in Q1-04.

New AudibleListener Members: new AudibleListener members, customers who have signed up for one of our monthly membership programs totaled a record 55,400, up 139% from 23,000 in Q1-04.

Operating Income: operating income totaled a record $557,853, up from $44,993 reported in Q1-04 and up 97% quarter over quarter.

Income Before Income Taxes: income before income tax expense totaled a record $970,411, up from $57,772 in Q1-04 and up 117% quarter over quarter.

Net Income: net income totaled a record $889,391 or $0.03 per diluted share.

Operating and Free Cash Flow *: operating cash flow totaled a record $3.5 million, up from $471,761 in Q1-04 and up 42% quarter over quarter.
Free cash flow totaled a record $2.9 million, up from $312,000 in Q1-04 and up 30% quarter over quarter.

Cash and Cash Equivalents: Audible’s cash, cash equivalents and short-term investments totaled $65.2 million at the end of Q1-05.

Recent Highlights:

-- Development in wireless initiatives by implementing AudibleReady technology into ARM Processors for digital audio players and handheld electronic devices, following similar announcements with Portal Player and SigmaTel.

-- Expansion into the UK market with the announcement of a significant content licensing agreement with BBC Audiobooks Ltd., the leading producer of spoken word audio in the United Kingdom, to bring hundreds of unabridged audiobooks and the BBC titles derived originally from BBC broadcast programs to Audible.

-- Expansion into France with Audible’s launch of the Audible.fr Internet audio service for digitally delivered French-language spoken audio.

Business Outlook:

The company today raised full-year net revenue guidance for 2005 to $62 million to $65 million, which represents 80% to 89% year-over-year revenue growth, up from the company’s prior guidance of $59 million to $62 million. The company maintained guidance for 2005 income before income taxes of $3.6 million to $4.0 million, excluding the previously announced $2 million in expenses related to the launch of Audible UK and before deducting any charges related to restricted stock awards.

Audible also maintained guidance for capital expenditures and free cash flow. Capital expenditures in information technology infrastructure are expected to be in the range of $2.7 to $3.3 million. Free cash flow for 2005 is expected to be in the range of $1.6 million to $2.0 million.

Conference Call:

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss first quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (877) 236-1078 or +1(213) 408-0663.

* Use of Non-GAAP Measures

Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided by operating activities, or other financial measures prepared in accordance with U.S. GAAP. A reconciliation to the U.S. GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited condensed consolidated financial statements.

About Audible.com:

Audible.com, recently named the best consumer Web service by CNet.com, and one of the "Best of Today's Web" by PC World, features daily audio editions of The Wall Street Journal and The New York Times -- available on a subscription basis in time for the morning drive to work each day -- as well as Forbes, Harvard Business Review, Scientific American, and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Janet Evanovich, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson, and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air, and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady(R) portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Audible, Inc.:

Audible(R) (www.audible.com(R)) is the Internet's leading premium spoken audio source. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady(R) computer-based mobile devices. Audible has more than 70,000 hours of audio programs from more than 200 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is Amazon.com's and the Apple iTunes Music Store's pre-eminent provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Apple Corp., Creative Labs, Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., PhatNoise Inc., Rio Audio, Sony Electronics, Texas Instruments Inc., and VoiceAge Corporation.

Audible, www.audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,	December 31,
	2005	2004
	(unaudited)	(unaudited)
Revenue, net:
Content and services:
Consumer content	$12,838,041	$10,114,197
Point of sale rebates	(355,575)	(410,399)
Services	19,444	20,333
Total content and services	12,501,910	9,724,131
Hardware	103,656	164,026
Related party revenue	274,436	296,408
Other	24,868	19,887
Total revenue, net	12,904,870	10,204,452

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	4,152,886	3,157,516
Discount certificate rebates	601,221	683,214
Total Cost of content and services revenue	4,754,107	3,840,730

Cost of hardware revenue	301,752	317,676
Operations	1,847,794	1,487,481
Technology and development	1,616,182	1,250,475
Marketing	2,289,253	1,851,692
General and administrative	1,537,929	1,172,783
Total operating expenses	12,347,017	9,920,837

Income from operations	557,853	283,615

Other income (expense):
Interest income	414,053	169,751
Interest expense	(1,495)	(5,874)
Other income, net	412,558	163,877

Income before income tax expense and state income tax benefit	970,411	447,492

Income tax (expense) benefit	(81,020)	75,241

State income tax benefit	-	723,724

Net income	$889,391	$1,246,457

Basic net income per common share	$0.04	$0.06

Basic weighted average common shares outstanding	24,008,188	22,457,573

Diluted net income per common share	$0.03	$0.05

Diluted weighted average common shares outstanding	26,117,932	25,085,716

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
	2005	2004
	(unaudited)	(unaudited)
Revenue, net:
Content and services:
Consumer content	$12,838,041	$6,675,438
Point of sale rebates	(355,575)	(116,250)
Services	19,444	17,102
Total content and services	12,501,910	6,576,290
Hardware	103,656	181,717
Related party revenue	274,436	-
Other	24,868	16,126
Total revenue, net	12,904,870	6,774,133

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	4,152,886	2,054,162
Discount certificate rebates	601,221	39,100
Total Cost of content and services revenue	4,754,107	2,093,262

Cost of hardware revenue	301,752	518,035
Operations	1,847,794	1,143,247
Technology and development	1,616,182	1,255,132
Marketing	2,289,253	1,152,286
General and administrative	1,537,929	567,178
Total operating expenses	12,347,017	6,729,140

Income from operations	557,853	44,993

Other income (expense):
Interest income	414,053	14,967
Interest expense	(1,495)	(2,188)
Other income, net	412,558	12,779

Income before income tax expense	970,411	57,772

Income tax expense	(81,020)	-

Net income	889,391	57,772

Dividends on preferred stock	-	(614,116)
Charges related to conversion of convertible preferred stock	-	(9,873,394)
Total preferred stock expense	-	(10,487,510)

Net income (loss) applicable to common shareholders	$889,391	$(10,429,738)

Basic net income (loss) applicable to common shareholders per common share	$0.04	$(0.56)

Basic weighted average common shares outstanding	24,008,188	18,664,387

Diluted net income (loss) applicable to common shareholders per common share	$0.03	$(0.56)

Diluted weighted average common shares outstanding	26,117,932	18,664,387

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
Assets	2005	2004
	(unaudited)

Current Assets:
Cash and cash equivalents	$9,839,698	$13,296,006
Short-term investments	55,403,380	48,386,399
Interest receivable on short-term investments	27,145	76,151
Accounts receivable, net of allowance	928,477	786,987
Accounts receivable, related party	149,436	87,625
Royalty advances	204,741	140,634
Prepaid expenses and other current assets	424,691	665,984
Inventory	373,997	394,109
Total current assets	67,351,565	63,833,895

Property and equipment, net	1,242,006	919,090
Other assets	31,891	20,805

Total Assets	$68,625,462	$64,773,790

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$1,957,842	$850,906
Accrued expenses	4,963,829	3,628,556
Royalty obligations, current	189,250	150,800
Accrued compensation	522,056	448,156
Capital lease obligations	-	120,795
Deferred revenue	2,568,496	2,445,868
Total current liabilities	10,201,473	7,645,081

Royalty obligations, non current	44,380	38,000

Commitments and contengencies

Stockholders' Equity:
Common stock	240,681	241,697
Additional paid-in capital	187,877,474	187,248,675
Deferred compensation	(567,739)	(154,173)
Accumulated other comprehensive income	552	-
Treasury stock at cost	-	(184,740)
Accumulated deficit	(129,171,359)	(130,060,750)
Total Stockholders' Equity	58,379,609	57,090,709

Total Liabilities and Stockholders' Equity	$68,625,462	$64,773,790

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	March 31,
	2005	2004
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$889,391	$57,772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139,507	110,525
Services rendered for common stock and warrants	-	269,081
Non-cash compensation charge	37,342	34,113
Deferred cash compensation	-	(3,750)
Accretion of discounts on short-term investments	(300,779)	-
Income tax benefit from exercise of stock options	22,490	-
Changes in assets and liabilities:
Interest receivable on short-term investments	49,006	-
Accounts receivable, net	(141,490)	(91,445)
Accounts receivable, from related parties	(61,811)	-
Royalty advances	(64,107)	33,126
Prepaid expenses and other current assets	241,244	35,356
Inventory	20,112	(88,616)
Other assets	(11,163)	(804)
Accounts payable	1,106,936	161,626
Accrued expenses	1,335,340	66,919
Royalty obligations	44,830	(87,500)
Accrued compensation	74,017	(19,258)
Deferred revenue	122,628	(5,384)

Net cash provided by operating activities	3,503,493	471,761

Cash flows from investing activities:
Purchases of property and equipment	(462,423)	(124,501)
Purchases of short-term investments	(11,716,202)	-
Proceeds from maturity of short-term investments	5,000,000	-
Net cash used in investing activities	(7,178,625)	(124,501)

Cash flows from financing activities:
Proceeds from exercise of common stock warrants	273,000	2,500
Proceeds from exercise of common stock options	66,125	223,578
Payments of principal on obligations under capital leases	(120,795)	(35,466)
Payments received on notes due from stockholders for common stock	-	3,750
Net cash provided by financing activities	218,330	194,362

Effect of exchange rate changes on cash and cash equivalents	494	-

(Decrease) increase in cash and cash equivalents	(3,456,308)	541,622

Cash and cash equivalents at beginning of period	13,296,006	9,074,987
Cash and cash equivalents at end of period	$9,839,698	$9,616,609

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by operating activities	$3,503,493	$471,761
Purchases of property and equipment and capital lease payments	(583,218)	(159,967)

Non-GAAP Free Cash Flow	$2,920,275	$311,794

Non-cash investing and financing activities:
Purchase of property and equipment through capital leases	$-	$402,023